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                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

         The following is a list of the names of each subsidiary of Regent Communications, Inc. and each subsidiary of a subsidiary of Regent Communications, Inc., the jurisdiction of incorporation of each such subsidiary, and any other name or names under which such subsidiary does business.

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
                                                 Jurisdiction of                   Other
Name of Subsidiary                                Incorporation                Business Names
------------------                                -------------                --------------

Regent Broadcasting of Chico, Inc.                 Delaware            KFMF(FM), KPPL(FM), KALF(FM)
Regent Broadcasting of Erie, Inc.                  Delaware            WXKC(FM), WRIE(AM), WXTA(FM)
Regent Broadcasting of Flagstaff, Inc.             Delaware            KVNA(AM), KVNA(FM), KZGL(FM)
Regent Broadcasting of Flint, Inc.                 Delaware            WCRZ(FM), WFNT(AM), WWBN(FM)
Regent Broadcasting of Mansfield, Inc.             Delaware            WYHT(FM), WMAN(AM), WSWR(FM)
Regent Broadcasting of Palmdale, Inc.              Delaware            KAVC(AM), KOSS(FM), KTPI(FM)
Regent Broadcasting of Redding, Inc.               Delaware            KQMS(AM), KSHA(FM), KNNN(FM),
                                                                       KRDG(FM), KRRX(FM), KNRO(AM)
Regent Broadcasting of St. Cloud, Inc.             Delaware            KMXK(FM), WJON(AM), WWJO(FM)
Regent Broadcasting of Victorville, Inc.           Delaware            KROY(AM), KATJ(FM), KIXW(AM),
                                                                       KZXY(FM), KIXA(FM)
Regent Broadcasting West Coast, Inc.               California          --
Regent Broadcasting Midwest, Inc.                  Delaware            --
Regent Broadcasting of El Paso, Inc.               Delaware            KSII(FM), KLAQ(FM), KROD(AM)
Regent Broadcasting of Utica/Rome, Inc.            Delaware            WODZ(FM), WLZW(FM), WFRG(FM),
                                                                       WIBX(AM), WRUN(AM)
Regent Broadcasting of Watertown, Inc.             Delaware            WCIZ(FM), WFRY(FM), WTNY(AM),
                                                                       WUZZ(AM)
Regent Broadcasting of Kingman, Inc.               Delaware            --
Regent Broadcasting of Lake Tahoe, Inc.            Delaware            --
Regent Broadcasting of San Diego, Inc.             Delaware            --
Regent Broadcasting of Lexington, Inc.             Delaware            --
Regent Broadcasting of South Carolina, Inc.        Delaware            --
Regent Licensee of Chico, Inc.                     Delaware            --
Regent Licensee of Erie, Inc.                      Delaware            --
Regent Licensee of Flagstaff, Inc.                 Delaware            --
Regent Licensee of Flint, Inc.                     Delaware            --
Regent Licensee of Mansfield, Inc.                 Delaware            --
Regent Licensee of Palmdale, Inc.                  Delaware            --
Regent Licensee of Redding, Inc.                   Delaware            --
Regent Licensee of St. Cloud, Inc.                 Delaware            --
Regent Licensee of Victorville, Inc.               Delaware            --
Regent Licensee of El Paso, Inc.                   Delaware            --
Regent Licensee of Utica/Rome, Inc.                Delaware            --
Regent Licensee of Watertown, Inc.                 Delaware            --
Regent Licensee of Kingman, Inc.                   Delaware            --
Regent Licensee of Lake Tahoe, Inc.                Delaware            --
Regent Licensee of San Diego, Inc.                 Delaware            --
Regent Licensee of Lexington, Inc.                 Delaware            --
Regent Licensee of South Carolina, Inc.            Delaware            --
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